Exhibit 99.1

EXECUTION VERSION

CONSENT

OF

CREDIT SUISSE SECURITIES (USA) LLC

August 14, 2020

Board of Directors

Sunrun Inc.

225 Bush Street, Suite 1400

San Francisco, California 94104

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated July 6, 2020, to the Board of Directors of Sunrun Inc. (the “Company”) as Annex B to the joint proxy statement/prospectus, which forms a part of the Registration Statement on Form S-4 of the Company, relating to the proposed merger involving the Company and Vivint Solar, Inc., and reference to such opinion letter under the headings “Summary – Opinion of Sunrun’s Financial Advisor”, “The Merger – Background of the Merger”, “The Merger – Reasons for the Merger”, “The Merger – Opinion of Sunrun’s Financial Advisor”, “The Merger – Certain Sunrun Unaudited Prospective Financial Information” and “Risk Factors – Risks Relating to the Merger” in such joint proxy statement/prospectus.

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CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Credit Suisse Securities (USA) LLC